Exhibit 99.2
FINANCIAL SUPPLEMENT

December 31, 2015

Monster Worldwide, Inc. (together with its consolidated subsidiaries, the “Company,” “Monster,” “we,” “our” or “us”) provides this supplement to assist investors in evaluating the Company’s financial and operating metrics. We suggest that the notes to this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain Non-GAAP financial measures. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”), but are not a substitute for, or superior to, GAAP results. The Non-GAAP measures included in this supplement have been reconciled to the most comparable GAAP measure. The Company intends to update the financial supplement on a quarterly basis.

Notes to Financial Supplement

Presentation
Segment Change
Prior to January 1, 2015, the Company consisted of three reportable segments: Careers-North America, Careers-International, and Internet Advertising & Fees. Effective January 1, 2015, the Company changed the composition of its reportable segments to reflect changes in its internal management and reporting structure. The operations of Internet Advertising & Fees are now included within the Careers-North America reportable segment. The prior period segment information contained throughout these notes and financial tables has been restated to reflect the Company’s new operating structure.
Stock-based compensation
Non-cash, stock-based compensation expense has been excluded from our Non-GAAP financial statements for all periods presented.
Impairment
In the fourth quarter of 2014, primarily due to the decline of our market capitalization and the implications such decline had on the carrying value of our goodwill, which resulted in higher discount rates applied to forecasted cash flows, the Company concluded that the carrying amount of goodwill exceeded its estimated fair value for the Careers-North America segment. As a result, the Company recorded a pre-tax goodwill impairment charge of $325.8 million in the three months ended December 31, 2014 ($263.0 million, net of tax), which has been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
During the three months ended December 31, 2015, the Company recorded an impairment charge of $6.7 million related to capitalized software costs which has been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2015. During the three months ended December 31, 2014, the Company recorded an impairment charge of $1.1 million and $1.0 million related to a cost method investment and an indefinite-lived intangible asset, respectively. These charges have been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
Reallocate to Accelerate
On February 10, 2015, the Company committed to take a series of cost savings initiatives to reduce costs globally while continuing to support the Company’s new strategy. The initiatives included a global workforce reduction of approximately 300 associates, lease exit costs, impairment of certain assets, and office and general expense controls, resulting in annualized cost savings of $40 million. The Company incurred $4.0 million and $32.8 million of charges relating to this program during the three and twelve months ended December 31, 2015, respectively, inclusive of $0.7 million and $4.9 million of non-cash charges, respectively. These charges have been excluded from our Non-GAAP financial statements for the respective periods. The Company does not expect to incur significant additional charges in future periods related to this program.

3.50% convertible senior notes due 2019
On October 22, 2014, the Company consummated an offering of $143.8 million aggregate principal amount of its 3.50% convertible senior notes due 2019 (the “Notes). The Company received net proceeds of $139.0 million from the sale of the Notes, after deducting fees and expenses of $4.7 million. The Notes are unsecured, senior obligations of Monster, that bear interest at a rate of 3.50% per annum, payable in arrears on April 15 and October 15 of each year to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes will mature on October 15, 2019, unless converted or repurchased in accordance with their terms prior to such date.
In connection with the offering of the Notes, Monster entered into capped call transactions with an affiliate of one of the initial purchasers. The Company used $16.5 million of the net proceeds to pay for the cost of the capped call transactions, $82.5 million to repay in full a term loan outstanding as of the date of issuance, and $40.0 million to repay a portion of the loans outstanding under the Company’s revolving credit facility.
In accordance with ASC 470-20, Debt with Conversion and Other Options, the Notes were separated into debt and equity components and assigned a fair value. The value assigned to the debt component was the estimated fair value, as of the issuance date, of similar debt without the conversion feature. The difference between the cash proceeds and this estimated fair value represents the value which was assigned to the equity component and was recorded as a debt discount. The debt discount is being amortized using the effective interest method from the date of issuance through the October 15, 2019 maturity date.
The initial debt component of the Notes was valued at $122.8 million, based on the contractual cash flows discounted at an appropriate market rate for non-convertible debt at the date of issuance. The carrying value of the permanent equity component reported in additional paid-in-capital was initially valued at $20.2 million, which is net of $0.7 million of fees and expenses allocated to the equity component.
The Company recognized $1.1 million and $4.3 million of amortization of the debt discount during the three and twelve months ended December 31, 2015, respectively. The Company recognized $0.2 million and $0.8 million of amortization of deferred financing fees relating to the Notes during the three and twelve months ended December 31, 2015, respectively. These charges have been excluded from our Non-GAAP financial statements for the respective periods. During the three months ended December 31, 2014, the Company recognized $0.8 million of amortization of the debt discount and $0.2 million of amortization of deferred financing fees relating to the Notes which have been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
Discontinued operations
In December 2013, H&Q Korea acquired 49.99% of JobKorea Ltd. (“JobKorea”), the Company’s wholly owned subsidiary in South Korea, from Monster and since that time the two companies have worked in partnership in managing the business. On September 28, 2015, the Company entered into an agreement to sell its 50.01% ownership position in JobKorea to H&Q Korea for KRW 101 billion, or approximately $85.0 million. The transaction closed on October 13, 2015, and is consistent with Monster’s continued strategy of unlocking value and sharpening its focus on the Company’s core online recruitment platform. The Company recorded a net gain on the disposal of the business, including transaction fees and expenses, of $76.1 million ($57.4 million after-tax) which is included in income from discontinued operations in the fourth quarter of 2015. At October 13, 2015, there was a net accumulated unrealized currency translation loss of $3.6 million related to the net assets of JobKorea which was recorded as income from discontinued operations as a result of the disposal. The Company does not expect to incur significant additional charges in future periods relating to JobKorea.
Operating results for JobKorea, which had previously been reported in the Careers-International segment and included in the Company’s consolidated statement of operations, have now been reclassified as discontinued operations for all periods presented. Additionally, the Company recorded allocated corporate tax associated with the sale of JobKorea to discontinued operations for all periods presented. Accordingly, the Company recorded income from discontinued operations, net of tax, of $58.5 million and $64.5 million in the three and twelve months ended December 31, 2015, respectively, and $2.8 million and $9.7 million in the three and twelve months ended December 31, 2014, respectively. These charges have been excluded from our Non-GAAP financial statements for the respective periods.

Gain on partial sale of equity method investment
In 2008, the Company acquired a 50% equity interest in a company located in Australia, CareerOne Pty Limited (“CareerOne”). On March 31, 2015, the Company sold the majority of its 50% equity interest in CareerOne in an arms-length transaction, leaving the Company with a 10% interest. Total cash received from the transaction was $9.1 million, and the sale resulted in the recognition of a pre-tax gain of $8.8 million in the first quarter of 2015. This gain has been excluded from our Non-GAAP financial statements for the twelve months ended December 31, 2015. As a result of the sale, the Company no longer has the ability to exercise significant influence over CareerOne. Therefore, effective March 31, 2015, the remaining 10% interest retained by the Company is being accounted for under the cost method.
Separation costs
Effective November 4, 2014, Salvatore Iannuzzi resigned as Chief Executive Officer and President of the Company. During the second quarter of 2015, the Company incurred $2.0 million of separation charges related to the resignation which have been excluded from our Non-GAAP financial statements for the twelve months ended December 31, 2015. During the three months ended December 31, 2014, the Company accelerated the vesting of 160,501 RSA’s and 2,250,000 RSU’s, resulting in $4.4 million of stock based compensation related to Mr. Iannuzzi’s resignation. In addition, excluding stock based compensation, the Company incurred $4.6 million of separation charges related to this resignation during the three months ended December 31, 2014. These charges have been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
Facilities Costs
During the three months and twelve months ended December 31, 2014, the Company incurred $0.5 million and $7.7 million of charges associated with exited facilities, respectively, which have been excluded from our Non-GAAP financial statements for the respective periods. The majority of these charges related to facility charges associated with the consolidation of multiple offices into the Company’s corporate headquarters in Weston, Massachusetts.
Gain on deconsolidation of subsidiaries, net
Prior to January 3, 2014, the Company had a 25% equity investment in a company located in Finland related to a business combination completed in 2001, with the remaining 75% held by Alma Media Corporation (“Alma Media”). Alma Media is a leading media company based in Finland, focused on digital services and publishing in Finland, the Nordic countries, the Baltics and Central Europe. Effective January 3, 2014, the Company expanded its relationship with Alma Media. Monster and Alma Media each contributed several additional entities and businesses into the existing joint venture and formed a significantly larger joint venture where Monster had an equity ownership of 15% with the opportunity to increase ownership up to 20%. The Company also contributed cash of approximately $6.5 million. Following closing, Monster no longer held a controlling interest in its subsidiaries in Poland, Hungary and the Czech Republic and therefore deconsolidated those subsidiaries effective January 3, 2014. The Company accounts for its investment under the equity method of accounting due to the Company’s ability to exert significant influence over the financial and operating policies of the new joint venture, primarily through our representation on the board of directors.
The Company recorded a gain of approximately $14.0 million as a result of the deconsolidation. The gain was measured as the difference between the (a) net fair value of the retained noncontrolling investment and the consideration transferred and (b) the carrying value of the contributed subsidiaries’ net assets of approximately $4.2 million. The fair value of the retained noncontrolling investment was approximately $24.8 million which was determined based on the present value of estimated future cash flows. The Company also recognized $1.8 million of accumulated unrealized currency translation loss related to the net assets of the subsidiaries contributed by Monster.
As a result of the deconsolidation, the Company recorded a net gain of approximately $11.8 million during the first quarter of 2014 which has been excluded from our Non-GAAP financial statements for the twelve months ended December 31, 2014. On October 1, 2015, the Company exercised its option to increase ownership in the joint venture with Alma Media, contributing cash of $2.4 million, resulting in a 16.7% equity investment in the entity.

Amended Credit Facility
On October 31, 2014, the Company amended and restated the Second Amended Credit Agreement (the “Third Amended Credit Agreement”). The Third Amended Credit Agreement provides the Company with a $100 million revolving credit facility and $90 million term loan facility, providing for a total of $190 million in credit available to the Company. The borrowings under the Third Amended Credit Agreement were used to satisfy the obligations under the Second Amended Credit Agreement of $98.9 million under the revolving credit facility. Each of the revolving credit facility and the term loan facility matures on October 31, 2017. The Third Amended Credit Agreement partially qualifies as a debt extinguishment in accordance with ASC 470 - Debt. Accordingly, the Company expensed $0.3 million of financing fees classified as a debt extinguishment through interest & other, net during the fourth quarter of 2014, which has been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
Income tax
Effective the first quarter of 2015, the Company has begun to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. The Non-GAAP tax rate is 35%. See the detailed discussion in the “Notes Regarding the Use of Non-GAAP Financial Measures” section below.
As a result of the goodwill impairment charge recognized in the fourth quarter of 2014, the Company recognized a tax benefit of $62.8 million which has been excluded from our Non-GAAP financial statements for the three and twelve months ended December 31, 2014.
As a result of the gain related to the deconsolidation of our subsidiaries in Poland, Hungary and the Czech Republic, the Company recognized a tax provision of $5.5 million in the first quarter of 2014 which has been excluded from our Non-GAAP financial statements for the twelve months ended December 31, 2014.
Reclassifications
Certain reclassifications of prior year amounts have been made for consistent presentation.
Notes Regarding the Use of Non-GAAP Financial Measures
Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations, income from discontinued operations, net of tax, net income, net income attributable to Monster Worldwide, Inc., and diluted earnings per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; costs incurred in connection with the Company’s restructuring programs; separation charges associated with the resignation of the Company’s former Chief Executive Officer; non-cash impairment charges; impairment of capitalized software costs; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; write-off of deferred financing costs relating to our former credit facility, amended in October 2014; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provisions for increased valuation allowances on deferred tax assets; gain on deconsolidation of subsidiaries and tax provisions thereon; the results of our former South Korean subsidiary as it has been classified as discontinued operations; net gain recognized on the sale of our former South Korean subsidiary; gain on partial sale of an equity method investment and tax provisions thereon; and charges related to exited facilities.

In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, (benefit from) provision for income taxes, interest and other, net, gain on deconsolidation of subsidiaries, net, gain on partial sale of equity method investment, depreciation and amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, (benefit from) provision for income taxes, interest and other, net, gain on deconsolidation of subsidiaries, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and certain non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flows from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility. The Company considers net cash and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and total available liquidity are presented herein as Non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Monster Worldwide, Inc.
Statements of Operations
(unaudited, in thousands, except per share amounts)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Careers - North America	$127,545	$126,161	$124,757	$122,486	$500,949	$122,392	$119,844	$119,449	$112,121	$473,806
Careers - International	60,081	56,879	54,834	52,828	224,622	50,490	47,886	47,633	47,088	193,097
Revenue	187,626	183,040	179,591	175,314	725,571	172,882	167,730	167,082	159,209	666,903
Salary and related	89,442	89,690	89,188	91,681	360,001	84,945	81,750	76,419	71,088	314,202
Office and general	41,756	36,381	38,517	37,471	154,125	33,304	31,889	32,552	37,848	135,593
Marketing and promotion	39,629	35,496	33,383	30,961	139,469	30,631	30,416	30,044	28,086	119,177
Restructuring and other special charges	—	—	—	—	—	20,092	5,915	2,780	3,992	32,779
Goodwill impairment	—	—	—	325,800	325,800	—	—	—	—	—
Depreciation expense	11,613	10,942	11,277	11,112	44,944	10,826	10,442	10,416	10,034	41,718
Stock-based compensation	8,004	8,932	6,612	11,366	34,914	4,405	3,613	3,368	287	11,673
Amortization of intangibles	562	566	582	663	2,373	664	667	670	671	2,672
Operating expenses	191,006	182,007	179,559	509,054	1,061,626	184,867	164,692	156,249	152,006	657,814

Operating (loss) income	(3,380)	1,033	32	(333,740)	(336,055)	(11,985)	3,038	10,833	7,203	9,089
Gain on partial sale of equity method investment	—	—	—	—	—	8,849	—	—	—	8,849
Gain on deconsolidation of subsidiaries, net	11,828	—	—	—	11,828	—	—	—	—	—
Interest and other, net	(1,434)	(1,759)	(1,930)	(3,825)	(8,948)	(3,206)	(3,409)	(3,674)	(3,423)	(13,712)
Income (loss) before income taxes and (loss) income in equity interests	7,014	(726)	(1,898)	(337,565)	(333,175)	(6,342)	(371)	7,159	3,780	4,226
Provision for (benefit from) income taxes	5,660	414	841	(46,697)	(39,782)	(13,945)	1,819	(2,361)	6,018	(8,469)
(Loss) income in equity interests, net	(133)	58	75	(78)	(78)	(220)	292	249	144	465
Income (loss) from continuing operations	1,221	(1,082)	(2,664)	(290,946)	(293,471)	7,383	(1,898)	9,769	(2,094)	13,160
Income from discontinued operations, net of tax	2,018	2,578	2,313	2,755	9,664	1,806	2,036	2,163	58,508	64,513
Net income (loss)	3,239	1,496	(351)	(288,191)	(283,807)	9,189	138	11,932	56,414	77,673
Net income attributable to noncontrolling interest	(1,174)	(1,462)	(1,318)	(1,528)	(5,482)	(1,019)	(1,181)	(1,512)	(349)	(4,061)
Net income (loss) attributable to Monster Worldwide, Inc.	$2,065	$34	$(1,669)	$(289,719)	$(289,289)	$8,170	$(1,043)	$10,420	$56,065	$73,612

*Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.01	$(0.01)	$(0.03)	$(3.33)	$(3.33)	$0.08	$(0.02)	$0.11	$(0.02)	$0.15
Income from discontinued operations, net of tax	0.01	0.01	0.01	0.01	0.05	0.01	0.01	0.01	0.64	0.67
Basic earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.02	$—	$(0.02)	$(3.31)	$(3.29)	$0.09	$(0.01)	$0.12	$0.62	$0.82

*Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:
Income (loss) from continuing operations	$0.01	$(0.01)	$(0.03)	$(3.33)	$(3.33)	$0.08	$(0.02)	$0.10	$(0.02)	$0.14
Income from discontinued operations, net of tax	0.01	0.01	0.01	0.01	0.05	0.01	0.01	0.01	0.64	0.64
Diluted earnings (loss) per share attributable to Monster Worldwide, Inc.:	$0.02	$—	$(0.02)	$(3.31)	$(3.29)	$0.09	$(0.01)	$0.11	$0.62	$0.78

Weighted avg. shares outstanding:
Basic	91,102	87,080	86,576	87,478	88,045	89,137	90,067	90,340	90,205	89,942
Diluted	94,416	87,080	86,576	87,478	88,045	91,474	90,067	96,839	90,205	94,867

Global employees - continuing operations (ones)	3,837	3,845	3,835	3,860	3,860	3,649	3,654	3,667	3,679	3,679
Average annualized revenue per employee	$197.4	$190.6	$187.1	$182.3	$189.3	$184.2	$183.7	$182.6	$173.4	$181.0
*Earnings (loss) per share may not add in certain periods due to rounding.

Monster Worldwide, Inc.
Non-GAAP Statements of Operations
(Unaudited, in thousands, except for per share amounts)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Careers - North America	$127,545	$126,161	$124,757	$122,486	$500,949	$122,392	$119,844	$119,449	$112,121	$473,806
Careers - International	60,081	56,879	54,834	52,828	224,622	50,490	47,886	47,633	47,088	193,097
Revenue	187,626	183,040	179,591	175,314	725,571	172,882	167,730	167,082	159,209	666,903
Salary and related	89,442	89,690	89,188	87,078	355,398	84,945	79,751	76,419	71,088	312,203
Office and general	35,407	36,381	37,637	35,971	145,396	33,304	31,889	32,552	31,147	128,892
Marketing and promotion	39,629	35,496	33,383	30,961	139,469	30,631	30,416	30,044	28,086	119,177
Depreciation expense	11,613	10,942	11,277	11,112	44,944	10,826	10,442	10,416	10,032	41,716
Amortization of intangibles	562	566	582	663	2,373	664	667	670	671	2,672
Operating expenses	176,653	173,075	172,067	165,785	687,580	160,370	153,165	150,101	141,024	604,660
Operating income	10,973	9,965	7,524	9,529	37,991	12,512	14,565	16,981	18,185	62,243
Interest and other, net	(1,434)	(1,759)	(1,930)	(1,464)	(6,587)	(1,922)	(2,156)	(2,422)	(2,173)	(8,673)
Income before income taxes and (loss) income in equity interests	9,539	8,206	5,594	8,065	31,404	10,590	12,409	14,559	16,012	53,570
Provision for income taxes	3,033	2,524	2,076	3,046	10,679	3,707	4,344	5,111	5,588	18,750
(Loss) income in equity interests, net	(133)	58	75	(78)	(78)	(220)	292	249	144	465
Net income - continuing operations	$6,373	$5,740	$3,593	$4,941	$20,647	$6,663	$8,357	$9,697	$10,568	$35,285
*Diluted earnings per share attributable to Monster Worldwide, Inc.:	$0.07	$0.06	$0.04	$0.05	$0.23	$0.07	$0.09	$0.11	$0.12	$0.39
Weighted avg. shares outstanding:
Diluted	94,416	89,955	89,317	90,664	91,091	91,474	90,874	90,967	90,979	90,890
*Earnings per share may not add in certain periods due to rounding.

See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Segment Information and Margin Analysis - GAAP and Non-GAAP
(unaudited, in thousands)

	Trended Data
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Segment Revenue:
Careers - North America	$127,545	$126,161	$124,757	$122,486	$500,949	$122,392	$119,844	$119,449	$112,121	$473,806
Careers - International	60,081	56,879	54,834	52,828	224,622	50,490	47,886	47,633	47,088	193,097
Total revenue	$187,626	$183,040	$179,591	$175,314	$725,571	$172,882	$167,730	$167,082	$159,209	$666,903
Segment operating income (loss): GAAP
Careers - North America	$15,811	$21,366	$21,752	$(305,847)	$(246,918)	$13,338	$25,247	$25,739	$18,030	$82,354
Careers - International	(8,199)	(10,654)	(10,857)	(9,178)	(38,888)	(15,425)	(10,458)	(8,581)	(4,956)	(39,420)
Total operating income (loss): GAAP	$7,612	$10,712	$10,895	$(315,025)	$(285,806)	$(2,087)	$14,789	$17,158	$13,074	$42,934
Corporate expenses: GAAP	(10,992)	(9,679)	(10,863)	(18,715)	(50,249)	(9,898)	(11,751)	(6,325)	(5,871)	(33,845)
Total operating (loss) income: GAAP	$(3,380)	$1,033	$32	$(333,740)	$(336,055)	$(11,985)	$3,038	$10,833	$7,203	$9,089
Segment operating income (loss)(1): Non-GAAP
Careers - North America	$21,923	$24,980	$24,617	$23,921	$95,441	$25,846	$27,071	$27,825	$24,081	$104,823
Careers - International	(6,209)	(8,323)	(8,932)	(7,183)	(30,647)	(5,817)	(5,564)	(5,574)	(1,548)	(18,503)
Total operating income: Non-GAAP	$15,714	$16,657	$15,685	$16,738	$64,794	$20,029	$21,507	$22,251	$22,533	$86,320
Corporate expenses: Non-GAAP	(4,741)	(6,692)	(8,161)	(7,209)	(26,803)	(7,517)	(6,942)	(5,270)	(4,348)	(24,077)
Total operating income: Non-GAAP	$10,973	$9,965	$7,524	$9,529	$37,991	$12,512	$14,565	$16,981	$18,185	$62,243
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Reconciliation of Income (Loss) to Continuing Operations to Cash EBITDA and Adjusted EBITDA
(unaudited, in thousands)

	Trended Data
Summary P&L Information	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Revenue	$187,626	$183,040	$179,591	$175,314	$725,571	$172,882	$167,730	$167,082	$159,209	$666,903
Income (loss) from continuing operations	$1,221	$(1,082)	$(2,664)	$(290,946)	$(293,471)	$7,383	$(1,898)	$9,769	$(2,094)	$13,160
Loss (income) in equity interests, net	133	(58)	(75)	78	78	220	(292)	(249)	(144)	(465)
Provision for (benefit from) income taxes	5,660	414	841	(46,697)	(39,782)	(13,945)	1,819	(2,361)	6,018	(8,469)
Interest and other, net	1,434	1,759	1,930	3,825	8,948	3,206	3,409	3,674	3,423	13,712
Gain on deconsolidation of subsidiaries, net	(11,828)	—	—	—	(11,828)	—	—	—	—	—
Gain on partial sale of equity method investment	—	—	—	—	—	(8,849)	—	—	—	(8,849)
Depreciation expense	11,613	10,942	11,277	11,112	44,944	10,826	10,442	10,416	10,034	41,718
Stock-based compensation	8,004	8,932	6,612	11,366	34,914	4,405	3,613	3,368	287	11,673
Goodwill impairment	—	—	—	325,800	325,800	—	—	—	—	—
Restructuring non-cash charges and other	—	—	—	1,000	1,000	4,226	—	—	690	4,916
Amortization of intangibles	562	566	582	663	2,373	664	667	670	671	2,672
Cash EBITDA(1)	$16,799	$21,473	$18,503	$16,201	$72,976	$8,136	$17,760	$25,287	$18,885	$70,068
Separation costs	—	—	—	4,603	4,603	—	2,000	—	—	2,000
Facilities costs	6,349	—	880	500	7,729	—	—	—	—	—
Impairment of capitalized software costs	—	—	—	—	—	—	—	—	6,703	6,703
Restructuring expenses, less non-cash items	—	—	—	—	—	15,866	5,915	2,780	3,302	27,863
Adjusted EBITDA (1)	$23,148	$21,473	$19,383	$21,304	$85,308	$24,002	$25,675	$28,067	$28,890	$106,634
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Statements of Cash Flows
(unaudited, in thousands)

	Trended Data
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Cash flows provided by operating activities:
Net income (loss)	$3,239	$1,496	$(351)	$(288,191)	$(283,807)	$9,189	$138	$11,932	$56,414	$77,673
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	12,519	11,835	12,194	12,095	48,643	11,807	11,430	11,388	10,797	45,422
Provision for doubtful accounts	316	412	562	417	1,707	323	438	478	586	1,825
Stock-based compensation	8,173	9,063	6,682	11,439	35,357	4,465	3,626	3,380	311	11,782
Deferred income taxes	3,893	(491)	53	(46,873)	(43,418)	3,933	772	(3,218)	4,908	6,395
Non-cash restructuring charges	—	—	—	—	—	4,226	—	—	690	4,916
Impairment of investment and indefinite-lived intangible	—	—	—	2,070	2,070	—	—	—	—	—
Goodwill impairment	—	—	—	325,800	325,800	—	—	—	—	—
Loss (income) in equity interests, net	133	(58)	(75)	78	78	220	(292)	(249)	(144)	(465)
Gain on deconsolidation of subsidiaries	(13,647)	—	—	—	(13,647)	—	—	—	—	—
Amount reclassified from accumulated other comprehensive income	1,819	—	—	—	1,819	—	—	—	3,589	3,589
Gain on partial sale of equity method investment	—	—	—	—	—	(8,849)	—	—	—	(8,849)
Excess income tax benefit from equity compensation plans	(130)	(69)	—	—	(199)	—	—	—	—	—
Impairment of capitalized software costs	—	—	—	—	—	—	—	—	6,703	6,703
Gain from sale of remaining interest in subsidiary	—	—	—	—	—	—	—	—	(76,100)	(76,100)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14,501	25,023	25,832	(24,789)	40,567	(255)	21,233	19,260	(31,041)	9,197
Prepaid and other	(14,838)	6,848	(2,855)	(1,663)	(12,508)	(4,298)	8,419	5,658	19,578	29,357
Deferred revenue	(964)	(26,525)	(29,483)	24,256	(32,716)	9,946	(24,127)	(24,936)	29,701	(9,416)
Accounts payable, accrued liabilities, and other	3,893	(2,634)	(622)	12,372	13,009	(3,948)	(5,589)	(11,410)	(7,319)	(28,266)
Total adjustments	15,668	23,404	12,288	315,202	366,562	17,570	15,910	351	(37,741)	(3,910)
Net cash provided by operating activities	18,907	24,900	11,937	27,011	82,755	26,759	16,048	12,283	18,673	73,763
Cash flows (used for) provided by investing activities:
Capital expenditures	(10,700)	(11,769)	(8,287)	(9,087)	(39,843)	(7,945)	(6,790)	(6,869)	(7,296)	(28,900)
Payments for acquisitions, net of cash acquired	(27,005)	—	—	—	(27,005)	—	—	—	—	—
Investment in Alma Career Oy	(6,516)	—	—	—	(6,516)	—	—	—	(2,369)	(2,369)
Cash funded to equity investee and other	(729)	113	(606)	(941)	(2,163)	976	672	—	(750)	898
Capitalized patent defense costs	—	(1,220)	(1,742)	(1,577)	(4,539)	(2,263)	(42)	—	—	(2,305)
Cash received from partial sale of equity investment	—	—	—	—	—	9,128	—	—	—	9,128
Net proceeds from sale of remaining interest in subsidiary	—	—	—	—	—	—	—	—	71,425	71,425
Net cash (used for) provided by investing activities	(44,950)	(12,876)	(10,635)	(11,605)	(80,066)	(104)	(6,160)	(6,869)	61,010	47,877

Monster Worldwide, Inc.
Statements of Cash Flows, continued
(unaudited, in thousands)

	Trended Data
	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	78,800	—	1,500	66,100	146,400	31,600	500	—	—	32,100
Payments on borrowings on credit facilities	—	(8,100)	—	(184,200)	(192,300)	(31,600)	(500)	—	—	(32,100)
Proceeds from borrowings on term loan	—	—	—	90,000	90,000	—	—	—	—	—
Payments on borrowings on term loan	(1,875)	(2,500)	(2,500)	(84,750)	(91,625)	(2,250)	(2,250)	(9,250)	(2,568)	(16,318)
Proceeds from issuance of convertible notes	—	—	—	143,750	143,750	—	—	—	—	—
Fees paid on the issuance of debt and purchase of capped call	—	—	—	(23,111)	(23,111)	(997)	(113)	—	—	(1,110)
Tax withholdings related to net share settlements of restricted stock awards and units	(1,427)	(2,280)	(1,307)	(5,551)	(10,565)	(5,494)	(1,306)	(1,239)	(645)	(8,684)
Repurchase of common stock	(39,653)	(11,864)	(553)	—	(52,070)	—	—	—	(8,016)	(8,016)
Excess income tax benefit from equity compensation plans	130	69	—	—	199	—	—	—	—	—
Distribution paid to noncontrolling interest	—	(3,021)	—	—	(3,021)	—	(10,018)	—	—	(10,018)
Net cash provided by (used for) financing activities	35,975	(27,696)	(2,860)	2,238	7,657	(8,741)	(13,687)	(10,489)	(11,229)	(44,146)
Effects of exchange rates on cash	118	1,436	(2,461)	(3,723)	(4,630)	(1,981)	1,250	(2,683)	(462)	(3,876)
Net increase (decrease) in cash and cash equivalents	$10,050	$(14,236)	$(4,019)	$13,921	$5,716	$15,933	$(2,549)	$(7,758)	$67,992	$73,618
Cash and cash equivalents from continuing operations, beginning of period	$70,066	$78,151	$66,472	$61,399	$70,066	$72,030	$84,537	$99,415	$88,389	$72,030
Cash and cash equivalents from discontinued operations, beginning of period	18,515	20,480	17,923	18,977	18,515	22,267	25,693	8,266	11,534	22,267
Cash and cash equivalents, beginning of period	$88,581	$98,631	$84,395	$80,376	$88,581	$94,297	$110,230	$107,681	$99,923	$94,297
Cash and cash equivalents from continuing operations, end of period	$78,151	$66,472	$61,399	$72,030	$72,030	$84,537	$99,415	$88,389	$167,915	$167,915
Cash and cash equivalents from discontinued operations, end of period	20,480	17,923	18,977	22,267	22,267	25,693	8,266	11,534	—	—
Cash and cash equivalents, end of period	$98,631	$84,395	$80,376	$94,297	$94,297	$110,230	$107,681	$99,923	$167,915	$167,915
Free cash flow (1):
Net cash provided by operating activities	$18,907	$24,900	$11,937	$27,011	$82,755	$26,759	$16,048	$12,283	$18,673	$73,763
Less: Capital expenditures	(10,700)	(11,769)	(8,287)	(9,087)	(39,843)	(7,945)	(6,790)	(6,869)	(7,296)	(28,900)
Free cash flow	$8,207	$13,131	$3,650	$17,924	$42,912	$18,814	$9,258	$5,414	$11,377	$44,863
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.

Monster Worldwide, Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Trended Data
	March 2014	June 2014	September 2014	December 2014	March 2015	June 2015	September 2015	December 2015
ASSETS
Current assets:
Cash and cash equivalents	$78,151	$66,472	$61,399	$72,030	$84,537	$99,415	$88,389	$167,915
Accounts receivable, net	315,187	290,187	258,950	279,569	272,270	252,802	231,192	260,518
Prepaid and other	91,718	86,963	86,373	82,310	63,491	65,666	59,858	52,599
Current assets of discontinued operations	24,907	22,632	23,441	26,237	32,256	12,993	56,772	—
Total current assets	509,963	466,254	430,163	460,146	452,554	430,876	436,211	481,032
Property and equipment, net	123,310	123,477	118,751	117,191	114,788	112,162	107,288	110,143
Goodwill	856,504	854,432	841,281	501,026	498,282	498,823	497,345	496,499
Intangibles, net	27,399	28,776	30,983	30,169	29,518	29,084	28,505	27,874
Investment in unconsolidated affiliates	24,584	23,759	22,690	20,700	18,832	19,082	18,955	21,566
Other assets	32,907	33,902	34,694	43,138	46,929	39,489	43,912	22,795
Non-current assets of discontinued operations	68,129	66,665	56,304	44,781	42,562	42,803	—	—
Total assets	$1,642,796	$1,597,265	$1,534,866	$1,217,151	$1,203,465	$1,172,319	$1,132,216	$1,159,909
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other	$153,859	$154,210	$148,148	$154,103	$152,631	$151,076	$140,136	$137,069
Deferred revenue	338,685	312,483	278,293	297,636	300,015	277,912	251,065	279,815
Current portion of long-term debt	212,200	201,600	10,000	9,563	10,125	10,688	10,278	10,792
Current liabilities of discontinued operations	15,673	9,706	7,941	8,012	11,710	10,034	10,100	—
Total current liabilities	720,417	677,999	444,382	469,314	474,481	449,710	411,579	427,676
Long-term income taxes payable	54,451	55,355	56,465	54,636	37,550	37,652	35,561	36,348
Long-term debt, net, less current portion	—	—	190,600	201,821	200,055	198,289	190,494	188,457
Other liabilities	53,527	57,146	59,219	16,635	18,125	17,581	17,041	26,022
Total liabilities	828,395	790,500	750,666	742,406	730,211	703,232	654,675	678,503
Common stock and class B common stock	142	142	143	144	146	146	147	147
Additional paid-in capital	2,003,528	2,009,120	2,015,019	2,023,640	2,022,062	2,024,842	2,026,288	2,026,268
Accumulated other comprehensive income (loss)	67,691	61,915	35,685	9,245	(110)	3,152	1,440	1,926
Accumulated deficit	(562,806)	(562,772)	(564,441)	(854,160)	(845,990)	(847,033)	(836,613)	(780,548)
Treasury stock, at cost	(745,954)	(757,819)	(758,371)	(758,371)	(758,371)	(758,371)	(758,371)	(766,387)
Noncontrolling interest	51,800	56,179	56,165	54,247	55,517	46,351	44,650	—
Total stockholders' equity	814,401	806,765	784,200	474,745	473,254	469,087	477,541	481,406
Total liabilities and stockholders' equity	$1,642,796	$1,597,265	$1,534,866	$1,217,151	$1,203,465	$1,172,319	$1,132,216	$1,159,909
Memo(1)
- Net cash	$(113,569)	$(117,205)	$(120,224)	$(117,088)	$(99,950)	$(101,296)	$(100,849)	$(31,334)
(1) - See notes to financial supplement for further explanation of Non-GAAP measures.